EXHIBIT 99.2

FORM OF AGL RESOURCES INC. RETIREMENT SAVINGS PLUS PLAN PROXY CARD

AGL RESOURCES INC.

10 PEACHTREE PLACE

ATLANTA, GA 30309

Your telephone or Internet vote authorizes the proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by Phone or Internet, please do not mail your Proxy Card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (ET) on June 9, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (ET) on June 9, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AGL RESOURCES INC.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	To approve the issuance of shares of AGL Resources Inc. common stock as contemplated by the Agreement and Plan of Merger, dated as of December 6, 2010, among AGL Resources Inc., Apollo Acquisition Corp., Ottawa Acquisition LLC and Nicor Inc.	☐	For	☐	Against	☐	Abstain

2.	To approve an amendment to AGL Resources Inc.’s amended and restated articles of incorporation to increase the number of directors that may serve on AGL Resources Inc.’s board of directors from 15 to 16 directors	☐	For	☐	Against	☐	Abstain

3.	To adjourn the Special Meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the issuance of shares and/or the amendment to the amended and restated articles of incorporation	☐	For	☐	Against	☐	Abstain

In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Special Meeting and any and all adjournments thereof. If any other business is presented at the Special Meeting, this proxy card will be voted by the Trustee according to the instructions of the Administrative Committee of the RSP Plan. At the present time, the board of directors knows of no other business to be presented at the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH PROPOSAL.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date

Please present this admission ticket and valid picture identification for admission to the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

AGL Resources Inc.

SPECIAL MEETING OF SHAREHOLDERS

Tuesday, June 14, 2011

10:00 a.m., Eastern Time

Ten Peachtree Place

Atlanta, Georgia 30309

Revocable Proxy—Common Stock

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 14, 2011

The undersigned hereby appoints Merrill Lynch Bank & Trust Co., FSB, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the “RSP Plan”), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that have been allocated to the account of the undersigned under the RSP Plan, at the Special Meeting of Shareholders of the Company, to be held on Tuesday, June 14, 2011, and at any and all adjournments thereof, as indicated on the reverse side of this card.

Under the terms of the RSP Plan, only the Trustee of the plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Special Meeting in person.

Receipt of the Notice of the Special Meeting and the accompanying Joint Proxy Statement/Prospectus hereby is acknowledged.

When properly executed, this proxy card will be voted as directed. If no voting instructions are specified, this proxy card will be voted “FOR” each of the proposals.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.